SECOND SETTLEMENT AND RELEASE AGREEMENT

THIS SECOND SETTLEMENT AND RELEASE AGREEMENT (the " Second Agreement") is made and entered into as of August 11, 2003, by and between GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION F/K/A DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation ("GECDF"), and Colmena Corporation, a Delaware corporation, ("Colmena"), collectively the "Parties."

Recitals
         WHEREAS,

A. On or about May 1, 2002, GECDF and Colmena executed a Settlement and Release Agreement pursuant to which, among other things, Colmena agreed to pay to GECDF the sum of $80,000 plus interest over 32 months with a monthly payment of $2,500.00 (the "First Settlement Agreement").

B. Colmena's obligations to GECDF pursuant to the First Settlement Agreement are in default, and Colmena has failed to cure certain events of default. As a result of the defaults by Colmena, Colmena acknowledges that GECDF is entitled to enforce its rights pursuant to the First Settlement Agreement.

C. As of the date hereof, the amount due under the First Settlement Agreement totals $70,223.89, which includes the principal balance of $67,514.71 plus accrued interest of $2,709.18 (the "Debt").

D. GECDF has agreed to Colmena's request to forbear from the exercising of GECDF' rights and remedies provided under the Agreement and under applicable law in consideration of Colmena's agreement to comply with the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises, the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GECDF and Colmena agree as follows:

1.       RELEASES
A. Colmena and each of its predecessors, successors, assigns, officers, directors, employees, agents, representatives, subsidiaries, divisions, attorneys, affiliates and all persons acting by, through, under or in concert with them, or any of them, hereby irrevocably and unconditionally release and forever discharge GECDF and each of its predecessors, successors, assigns, past and present officers, directors, employees, agents, representatives, attorneys, subsidiaries, divisions, affiliates and all persons acting by, through, under or in concert with them, from any and all actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, demands, damages, controversies, losses, costs, and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent (collectively "Colmena Claims") which they now have, own or hold or claim to have, own or hold or at anytime heretofore had, owned or held, or claim to have, owned, or held, or may hereafter have, own or hold or claim to have, own or hold, arising out


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of the conduct or matters occurring prior to the date hereof relating to GECDF'
extension of credit to Business Technology Systems, Inc. ("Borrower"), Colmena's Guaranty of Borrower to GECDF, or the First Settlement Agreement.
B. Subject to and contingent upon the timely performance of the provisions of Paragraph 2 below, GECDF and each of its predecessors, successors, assigns, officers, directors, employees, agents, representatives, attorneys, subsidiaries, divisions, affiliates and all persons acting by, through, under or in concert with them, or any of them, releases and forever discharges Colmena and each of its respective predecessors, successors, assigns, agents, representatives, attorneys, subsidiaries, divisions, affiliates and all persons acting by, through, under or in concert with them or any of them, but expressly excluding Richard C. Peplin, Jr., from any and all actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, demands, damages, controversies, losses, costs and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent ("GECDF Claims") which they now have, own or hold or claim to have, own or hold or at anytime heretofore had, owned or held, or claim to have, owned, or hold, or may hereafter have, own or hold or claim to have, own or hold, arising out of the conduct or matters occurring prior to the date hereof relating to GECDF' extension of credit to Borrower, Colmena's Guaranty of Borrower to GECDF, or the First Settlement Agreement. If any person shall successfully assert a claim to recover the payment described in Paragraph 2 from GECDF (as a preference, fraudulent conveyance or otherwise), GECDF may at its sole option rescind the releases granted by it under this Agreement nunc pro tunc; provided however that in the event any person shall successfully assert a claim to recover the payment described in Paragraph 2 below, GECDF shall immediately notify Colmena in writing at the address described below of such event and GECDF further agrees that Colmena shall have 20 days from the date of any judgment granted such third party as to GECDF, within which to pay GECDF all sums relating to the Shares, defined below, as shall be necessary to equal the amount of such payment previously made by GECDF by or on behalf of Colmena. Should any such payment be made by GECDF, then GECDF would be entitled in such circumstance to rescind the release granted by it herein. In the event GECDF should exercise its option herein as to the rescission of such releases because of the occurrence of the contingency stated above, all of GECDF' claims as to Colmena would be reinstated as if this Second Agreement had never been executed.

2. Colmena Obligations.

Colmena shall concurrent with the execution of this Second Agreement grant to GECDF 4,000,000 shares of restricted common stock of Colmena (the "Shares") in full and complete settlement of the Debt. Such grant of Shares is in addition to the prior grant to GECDF of 2,500,000 shares pursuant to the First Settlement Agreement. A certificate for the Shares shall be delivered to GECDF at the address for notices contained herein within ten (10) days of the date of this Agreement. Colmena hereby grants transferable piggyback registration rights with respect to the Shares.

3. Registration Of Shares.
Upon the filing of a Registration Statement by Colmena with the SEC under the Securities Act of 1933 (the "Securities Act") whereby Colmena shall seek to register any shares (the "Registration Statement"), Colmena shall include the Shares in such filing and use its best efforts to cause the Registration Statement to become and continue to remain effective.


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a. The Registration Statement shall envision the registration of Shares for resale by GECDF, provided, however, that in conjunction with any such registration, GECDF must comply with any reasonable restrictions on sales of the registered securities generally required by an underwriter of the securities included in such Registration Statement, provided further that any such restrictions apply pro rata to all other shares included in such Registration Statement.

b. Colmena will utilize its best efforts to keep current and supplement as needed any information or filings necessary for the two (2) year period subsequent to the execution of this Agreement in order to make it possible for GECDF to sell its Shares during this time period.

c. Colmena will furnish copies of any prospectus it maintains that GECDF may request.

d. Colmena does expressly covenant to pay any and all expenses incurred as a result of the filing or maintaining any Registration Statements or other obligations necessary for GECDF to be able to sell its Shares, but not selling expenses or commissions which GECDF may incur.

e. (1) To the extent permitted by law, Colmena will indemnify and hold harmless GECDF, its officers, directors and shareholders, any underwriter (as defined in the Securities Act) for GECDF and each person, if any, who controls GECDF or any Colmena underwriter within the meaning of the Securities Act, as amended, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, any federal securities law, or any state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect hereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
(i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) with regard to the Registration Statement or any preliminary or final prospectus contained therein, any violation or alleged violation by Colmena of the Securities Act, any federal securities law, or any state securities law or any rule or regulation promulgated under the Securities Act or any state securities law; and Colmena will pay to GECDF, its officers, directors and shareholders, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Colmena (which consent shall not be unreasonably withheld), nor shall Colmena be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by GECDF, its officers, directors, shareholders, underwriter or controlling persons.

         (2) If the indemnification provided for in this Section 1 is held by an arbitrator or court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such


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indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

f. Colmena covenants to immediately notify GECDF at any time when a prospectus relating to the resale of the Shares by GECDF is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

g. Colmena agrees to qualify and or register in those states GECDF may request in order to sell its Shares.

h. Colmena will provide any requested information or legal opinion of counsel as may be requested by any underwriter or broker of a GECDF sale of Shares, at its expense.

4. Anti-Dilution Provisions

The Shares shall be subject to certain anti-dilution provisions, as follows:

                    In the event that Colmena shall after the date hereof issue securities with greater or superior voting rights than the shares of common stock outstanding as of the date hereof, Colmena shall, concurrently with the issuance of such securities, issue to GECDF a number of such securities with greater or superior voting rights in an amount equal to maintain the ownership and voting percentage then so enjoyed by GECDF immediately prior to the issuance of such securities.

5.       Representations and Warranties

(a) Colmena represents and warrants to GECDF as follows:

         (i) Colmena is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is engaged and presently proposes to engage.

         (ii) Colmena has all the power, authority and due capacity to issue and deliver the Shares pursuant to this Agreement. All corporate action on the part of Colmena, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the


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performance of all Colmena obligations hereunder and thereunder has been taken on or before the date hereof. This Agreement constitutes the valid and legally binding obligation of Colmena enforceable against Colmena in accordance with its terms.

         (iii) All of the Shares when delivered shall have been duly authorized, validly issued, fully paid and non-assessable.

         (iv) The Shares are free and clear of all liens or encumbrances.

         (v) No consent of any other party including without limitation shareholders or creditors of Colmena and no consent, authorization, approval or other action and no notice to or filing with any governmental authority or regulatory body except as required hereunder is required either for the execution, delivery or performance of this Agreement by Colmena.

(b) GECDF represents and warrants to Colmena as follows:

         (i) GECDF is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is engaged and presently proposes to engage.

         (ii) GECDF confirms that an investment in the Shares involves a high degree of risk, and it is able (i) to bear the economic risk of this investment,
(ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment.

         (iii) GECDF hereby represents that GECDF, by reason of GECDF' business or financial experience, has the capacity to protect GECDF' own interests in connection with the transactions contemplated by this Agreement.

         (iv) GECDF hereby acknowledges that in connection with the acquisition of the Shares GECDF has been furnished by Colmena with all information regarding Colmena which GECDF or its representative has requested, has been afforded the opportunity to ask questions of, and to receive answers from, duly authorized officers or other representatives of Colmena concerning the terms and conditions of the Shares and the affairs of Colmena and has received any additional information which such GECDF or its representative has requested.

         (v) GECDF has relied solely upon its own independent investigation and Colmena's representations in this Agreement in making the decision to acquire the Shares. To the extent deemed necessary or advisable by it, GECDF has retained, at the sole expense of GECDF, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the acquisition of the Shares.

         (vi) GECDF hereby acknowledges that the offer and sale of the Shares has not been reviewed by the SEC or any state regulatory authority, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act. GECDF shall not sell or


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otherwise transfer the Shares unless a subsequent disposition is registered under the Securities Act in accordance with this Agreement or is exempt from such registration.

         (vii) GECDF understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon GECDF' investment intention. In this connection, GECDF hereby represents that it is acquiring the Shares for its own account for investment and not with a view toward the resale or distribution to others or for resale, except in accordance with applicable securities laws.

         (viii) GECDF understands that unless and until the Shares are registered, the Shares are subject to significant limitations on resale under applicable securities laws. GECDF understands that reliance upon Rule 144 under the Securities Act for resale of the Shares requires, among other conditions, a one-year holding period prior to the resale (such resale after such one year holding period being further subject to sales volume limitations).

         (ix) GECDF consents to the placement of a legend, or substantial equivalent thereof, set forth below on any certificate or other document evidencing the Shares, until such time as a Registration Statement registering the Shares becomes effective.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

6.       Events of Default; Termination of Forbearance

(a) The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

         (i) the failure of Colmena to comply with the terms, covenants, agreements and conditions of this Agreement, except as expressly modified or waived herein;

         (ii) if any representation or warranty made herein shall be incorrect in any material respect.

(b) Upon the occurrence of an Event of Default hereunder, the agreement of GECDF to forbear from exercising its rights and remedies under the Financing Agreement, Extension Agreement, Guaranty, and Award and applicable law shall automatically terminate, with or without notice to the Colmena.

7. Consultation/Reasonably Equivalent Value. The Parties hereby acknowledge that they have each had the benefit of consultation with their respective legal counsel concerning this Agreement.


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The parties further acknowledge that by virtue of the acceptance of the Shares in settlement of the Debt by GECDF, Colmena is receiving reasonably equivalent value for the transfer of such Shares provided to GECDF pursuant to the terms and provisions of this Agreement.

8. Attorney Fees. In the event that this Agreement or any provision hereof shall be enforced by an attorney, whether in-house or retained by a party hereto, whether by suit or otherwise, the reasonable fees and costs of such attorney shall be paid by the party who breaches or defaults, hereunder, including reasonable fees and costs incurred upon appeal or in bankruptcy court.

9. Assignment. Colmena may not assign its rights hereunder or delegate the performance of its duties, obligations and undertakings hereunder without the express written consent of GECDF.

10. Notices. All notices shall be in writing and shall be deemed to have been sufficiently given or served when presented personally, sent by facsimile, Federal Express, or deposited in the United States mail, by registered or certified mail, to the address of the parties and their counsel below. Such addresses may be changed by notice to the other party given in the same manner as above provided. Any notice given hereunder shall be deemed given as of the date delivered.


         GE Commercial Distribution Finance Corporation
         Attention: Christopher J. Wohlert
         625 Maryville Centre Drive, 3rd Floor
         St. Louis, MO 63141 Facsimile: 314-317-1909

With a copy to:
         GE Commercial Distribution Finance Corporation
         655 Maryville Centre Drive
         Saint Louis, MO 63141
         Attention:  General Counsel
         Facsimile: 314-523-3190

         If to Colmena:
         Colmena Corporation
         Attention: General Counsel
         5185 Southeast 20th St.
         Ocala, Florida, 34471
         Facsimile: 352-694-1325

11. Severability. If any term or provision of this Second Agreement shall, to any extent, be determined by an arbitrator or a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Second Agreement.

12. Captions. The section headings contained in this Second Agreement are for purposes of


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reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

13. Governing Law. This Second Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the State of Missouri.

14. Counterparts. This Second Agreement may be executed in any number of counterparts, each or any of which may be facsimile signatures, and each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

15. Entire Agreement. This Second Agreement constitutes the entire understanding and agreement between the Parties hereto related to the default of Colmena and the agreement of GECDF to forbear from the exercise of its rights and remedies by reason of such default, and supersedes all prior agreements, representations or understandings between them relating to such default. All preceding agreements relating to such default, whether written or oral, are hereby merged into this Agreement.

16. Further Action. The parties hereby agree to execute and deliver such additional documents and to take further action as may become necessary or desirable to fully carry out the provisions and intent of this Agreement.

17. Recitals. The above recitals are true and correct in all respects.


THIS AGREEMENT has been executed to be effective as of the day and year first above written.
GE Commercial Distribution Finance Corporation

By: /s/ Christopher J. Wohlert /s/
Its:  Portfolio Manager

CORPORATE ACKNOWLEDGMENT

STATE OF MISSOURI                                    )
                                                     )  ss:
COUNTY OF SAINT LOUIS                                         )

         On the 18TH day of August, 2003, before me personally came, Christopher
J. Wohlert, who being by me duly sworn, did depose and say that he is the Portfolio Manager of GE Commercial Distribution Finance Corporation, known to me to be the officer who executed the within Second Settlement and Release Agreement on behalf of said corporation, and acknowledged to me that he executed the same for the purposes therein stated.

/s/ Esther F. Stanley /s/
Notary Public
                                                                       (seal)


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My commission expires:  May 11, 2004


Colmena Corporation

      By:  /s/ Anthony Q. Joffe /s/
    Its: Chief Executive Officer


CORPORATE ACKNOWLEDGMENT

STATE OF FLORIDA                      )
                                      )  ss:
COUNTY OF PALM BEACH                  )

         On the 25TH day of August, 2003, before me personally came, Anthony Q. Joffe, who being by me duly sworn, did depose and say that he is the Chief Executive Officer of Colmena Corporation, known to me to be the officer who executed the within Second Settlement and Release Agreement on behalf of said corporation, and acknowledged to me that they executed the same for the purposes therein stated.

Cirillo Reaves
Notary Public
                                                                       (seal)
My commission expires:  5/29/06



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